SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549





                                 FORM 8-K


                              CURRENT REPORT
                  Pursuant To Sections 13 or 15(d) of the
                      Securities Exchange Act of 1934


                              March 16, 1999
             Date of Report (Date of Earliest Event Reported)


                           Nu-kote Holding, Inc.
            (Exact Name of Registrant as Specified in Charter)


       Texas                0-20287              16-1296153
  (State or Other         (Commission           (IRS Employer
    Jurisdiction          File Number)       Identification No.)
 of Incorporation)


                              200 Beasley Dr.
                        Franklin, Tennessee  37064
           (Address and Zip Code of Principal Executive Offices)


                              (615) 794-9000
           (Registrant's Telephone Number, Including Area Code)



ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

     On November 6, 1998 Nu-kote Holding, Inc. ("Nu-kote" or the "Company") filed a voluntary petition for protection under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Middle District of Tennessee in Nashville, Tennessee (the "Bankruptcy Court"). Six subsidiaries of the Company, Nu-kote International, Inc., Future Graphics, Inc., Nu-kote Imperial, Inc., Nu-kote Latin America, Inc., Nu-kote Imaging International, Inc. and International Communication Materials, Inc., also filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code on November 6, 1998.

     All of the above proceedings were filed in the Bankruptcy Court.


ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

     On January 22, 1999 Nu-kote filed a motion with the Bankruptcy Court to employ PricewaterhouseCoopers LLP as the principal accountants to audit its consolidated financial statements. Such firm had been engaged in that capacity prior to the filing by Nu-kote for protection under Chapter 11 of the Bankruptcy Code on November 6, 1998.

     The U.S. Trustee's office objected to the engagement of PricewaterhouseCoopers LLP, and on March 16, 1999 a hearing was held in the Bankruptcy Court to determine whether Nu-kote would be permitted to engage such firm. At that hearing, the Bankruptcy Court denied the motion to employ PricewaterhouseCoopers LLP. The Bankruptcy Court ruled that such firm was disqualified from acting in such capacity due to a conflict of interest. Such conflict resulted from the merger of Coopers & Lybrand ("C&L") and Price Waterhouse ("PW") on July 1, 1998. Prior to the merger, C&L was the principal accountant to audit Nu-kote's consolidated financial statements. Prior to the merger, PW acted, and continues to act, as a financial advisor to Nu-kote's secured bank lending group. As a result of the Bankruptcy Court's ruling, Nu-kote is currently without an auditing firm.

     The report of Coopers & Lybrand L.L.P. included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998 stated that, because of various factors, there was substantial doubt about the Company's ability to continue as a going concern. Otherwise, the report of Coopers & Lybrand L.L.P. contained no adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope or accounting principle.

     The decision to change accountants was not recommended or approved by Nu-kote's Board of Directors. During the two most recent fiscal years and through March 16, 1999 there have not been any disagreements between the Company and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Coopers & Lybrand, L.L.P. would have caused them to make reference thereto in their report on the consolidated financial statements for such years.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
          EXHIBITS

     The following information is incorporated herein by reference.

     (C)  EXHIBITS

          #99.1     Press Release issued by Nu-kote on November 6, 1998.

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               Nu-kote Holding, Inc.



Dated:  March 29, 1999         By:/S/ PHILLIP L. THEODORE
                                  ------------------------------------
                                 Phillip L. Theodore, Vice President and
                                 Chief Financial Officer



                               EXHIBIT INDEX



EXHIBIT
   NO.              DESCRIPTION
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*99.1               Press Release issued by Nu-kote on November 6, 1998




*Filed herewith.